UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 21, 2011

WELLS TIMBERLAND REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway
Norcross, Georgia 30092-3365
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Extension of 2010 European Offering

On January 21, 2011, the Board of Directors of Wells Timberland REIT, Inc. (the “Company”) approved extending the termination date of an unregistered offering being made solely to non-U.S. persons, pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), from December 31, 2010 to February 28, 2011 in order to accommodate certain potential investors who were unable to complete their internal approval processes necessary to make an investment in the Company's common stock by December 31, 2010.

The Company has offered up to approximately 11.4 million shares of its common stock, of which approximately 10.4 million shares are offered in a primary offering to non-U.S. persons at a price per share of $9.65 and up to approximately 1.0 million shares of common stock are reserved for issuance through an unregistered distribution reinvestment plan at a price per share equal to $9.55, in a private placement pursuant to Regulation S under the Securities Act (the “2010 European Offering”). The 2010 European Offering is in addition to the Company's follow-on offering of up to 220.9 million shares of stock pursuant to a Registration Statement filed pursuant to the Securities Act (the “Follow-On Offering”). In the Company's Follow-On Offering, shares of its common stock are typically sold to investors at a price per share of $10.00 and, after the application of the 7.0% sales commission and the 1.8% dealer manager fee, the Company receives net proceeds (before expenses) of $9.12 per share. In the 2010 European Offering, the Company is selling shares of its common stock at a price per share of $9.65. No sales commission or dealer manager fee is payable in connection with the 2010 European Offering; however, the Company will pay a transaction fee to its placement agents of $0.25 per share purchased in the 2010 European Offering and a transaction fee to Wells Germany GmbH, a limited partnership organized under the laws of Germany, of $0.20 per share. As a result, in respect of those shares of the common stock sold in the 2010 European Offering, the Company will receive net proceeds (before expenses) of $9.20 per share, which is greater than the $9.12 per share that the Company receives in its Follow-On Offering after deducting the sales commission and dealer manager fee. In addition to the transaction fee, the Company will pay an annual account maintenance fee to its placement agents of $0.02 per share purchased in the 2010 European Offering. Discounts are available to certain investors.

As of January 26, 2011, the Company had raised approximately $8.5 million from the sale of approximately 0.9 million shares under the 2010 European Offering. After deductions from such gross offering proceeds for payments of transaction fees of approximately $0.4 million, the Company had received net offering proceeds of approximately $8.1 million, which was used to pay down acquisition-related debt. Although the Company believes that, as a result of the extension of the termination date, additional shares will be purchased in the offering, the Company cannot provide assurances that any additional shares will be purchased and that additional offering proceeds will be received.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: January 26, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer